EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated March 10, 2004 (March 10, 2006 as to the effects of the stock splits in 2004 and 2005), appearing in the Annual Report on Form 10-K of CVB Financial Corp. for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
July 25, 2006